Exhibit 4.2
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.
     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER:
     AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY OR ANY COMMON SHARES ISSUABLE UPON CONVERSION OF THE SECURITY EXCEPT (A) TO FIRST POTOMAC REALTY INVESTMENT LIMITED PARTNERSHIP (THE “COMPANY”) OR ANY OF ITS SUBSIDIARIES, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF RESALE OR TRANSFER; AND
     AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED PURSUANT TO CLAUSE 1(B) ABOVE A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF THE TRANSFER AND SUBMIT THIS SECURITY TO THE TRUSTEE (OR ANY SUCCESSOR TRUSTEE, AS APPLICABLE). IF THE

PROPOSED TRANSFER IS PURSUANT TO CLAUSE 1(C) ABOVE, THE HOLDER MUST, PRIOR TO THE TRANSFER, FURNISH TO THE TRUSTEE (OR ANY SUCCESSOR TRUSTEE, AS APPLICABLE), ANY CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE COMPANY OR THE TRUSTEE MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
     NO PROSPECTUS PURSUANT TO ARTICLE 3 OF THE DIRECTIVE 2003/71/EC (THE “PROSPECTUS DIRECTIVE”) HAS BEEN PUBLISHED IN RELATION TO THE SECURITIES EVIDENCED HEREBY. ACCORDINGLY, THE SECURITIES EVIDENCED HEREBY MAY NOT BE OFFERED TO THE PUBLIC (WITHIN THE MEANING OF THE PROSPECTUS DIRECTIVE) IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA, EXCEPT THAT AN OFFER OF SECURITIES MAY BE MADE TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INVESTOR (WITHIN THE MEANING OF THE PROSPECTUS DIRECTIVE).
     THIS SECURITY AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY, THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

2

FORM OF FIRST POTOMAC REALTY INVESTMENT LIMITED PARTNERSHIP
4.0% Exchangeable Senior Notes due 2011

No. 1	CUSIP: 33612B AA 4
     FIRST POTOMAC REALTY INVESTMENT LIMITED PARTNERSHIP, a Delaware limited partnership (the “Company”), promises to pay to Cede & Co. or registered assigns the principal amount of one hundred and twenty-five million dollars ($125,000,000) on or before December 15, 2011 unless and to the extent there has been a redemption, repurchase or exchange pursuant to the provisions of this Security prior to such date.
     This Security shall bear interest as specified on the other side of this Security. This Security is exchangeable as specified on the other side of this Security.
     Additional provisions of this Security are set forth on the other side of this Security.
Dated: December 11, 2006
SIGNATURE PAGE FOLLOWS

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

FIRST POTOMAC REALTY INVESTMENT LIMITED PARTNERSHIP
By:
Name:
Title:

Dated: December 11, 2006
Trustee’s Certificate of Authentication: This is one of the Securities referred to in the within-mentioned Indenture.
Wells Fargo Bank, National Association,
as Trustee

By:
Authorized Signatory

FIRST POTOMAC REALTY INVESTMENT LIMITED PARTNERSHIP
4.0% EXCHANGEABLE SENIOR NOTES DUE 2011
          This Security is one of a duly authorized issue of notes, debentures, bonds, or other evidences of indebtedness of the Company (hereinafter called the “Securities”) of the series hereinafter specified, all issued or to be issued under and pursuant to an Indenture, dated as of December 11, 2006 between the Company and Wells Fargo Bank, National Association, as trustee, and reference is hereby made to the Indenture, and all modifications and amendments and indentures supplemental thereto relating to the Securities, for a description of the rights, limitations of rights, obligations, duties, and immunities thereunder of the Trustee, the Company and the Holders of the Securities and the terms upon which the Securities are authenticated and delivered. Terms used herein without definition and which are defined in the Indenture have the meanings assigned to them in the Indenture.
1. INTEREST
          The Securities shall bear interest at the rate of 4.0% per annum from December 11, 2006 or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, as the case may be, payable semi-annually in arrears on June 15 and December 15 of each year (each, an “Interest Payment Date”), commencing on June 15, 2007, until the principal hereof is paid or duly made available for payment. Interest payable on each Interest Payment Date shall equal the amount of interest accrued for the period commencing on and including the immediately preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or commencing on and including December 11, 2006, if no interest has been paid or duly provided for) and ending on and including the day preceding such Interest Payment Date. Interest on the Securities will be computed on the basis of a 360-day year consisting of twelve 30-day months.
2. METHOD OF PAYMENT
          Except as provided in the Indenture, the Company shall pay interest on the Securities to the Persons who are Holders of record of Securities at the close of business (whether or not a Business Day) on the June 1 and December 1 immediately preceding the applicable Interest Payment Date (each, a “Regular Record Date”). Holders must surrender Securities to a Paying Agent and comply with the other terms of the Indenture to collect the Principal, Change in Control Purchase Price of the Securities, plus, if applicable, accrued and unpaid interest (including Additional Interest, if any) payable as herein provided at maturity, upon redemption at the Company’s option or repurchase by the Company at the Holder’s option. The Company shall pay, in currency of the United States that at the time of payment is legal tender for payment of public and private debts, all amounts due in cash with respect to the Securities on the dates and in the manner provided in this Security and the Indenture.

3. PAYING AGENT, EXCHANGE AGENT AND REGISTRAR
          Initially, the Trustee shall act as Paying Agent, Exchange Agent and Registrar of the Securities. The Company hereby initially designates the Corporate Trust Office of the Trustee in Minneapolis, Minnesota as the office to be maintained by it where this Security may be presented for payment, registration of transfer or exchange, where notices or demands to or upon the Company in respect of this Security or the Indenture may be served and where the Securities may be surrendered for exchange in accordance with the provisions of paragraph 6 hereof and the Indenture. The Company may appoint and change any Paying Agent, Exchange Agent, Registrar or co-registrar of the Securities or approve a change in the office through which any Paying Agent acts without notice, other than notice to the Trustee.
4. REDEMPTION BY THE COMPANY
          The Company shall not have the right to redeem any Securities, except to preserve the status of the Guarantor as a real estate investment trust under the Internal Revenue Code of 1986, as amended. If the Company determines it is necessary to redeem the Securities in order to preserve the status of the Guarantor as a real estate investment trust, the Company may redeem the Securities then Outstanding, in whole or in part, at 100% of the principal amount of the Securities to be redeemed plus unpaid interest (including Additional Interest, if any) to but excluding the Redemption Date.
          Notice of redemption at the option of the Company shall be delivered at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at the Holder’s registered address. Securities in denominations larger than $1,000 principal amount may be redeemed in part but only in integral multiples of $1,000 principal amount.
5. REPURCHASE AT OPTION OF HOLDER UPON A CHANGE IN CONTROL
          (a) If a Change in Control occurs at any time, a Holder shall have the right, at such Holder’s option and subject to the terms and conditions of the Indenture, to require the Company to repurchase all or any of such Holder’s Securities having a principal amount equal to $1,000 or an integral multiple thereof on the date (the “Change in Control Purchase Date”) specified by the Company in the Change in Control Purchase Notice (which date shall be no earlier than 15 days and no later than 45 days after the date of such Company Notice) for cash equal to the 100% of the principal amount of the Securities to be repurchased plus unpaid interest (including Additional Interest, if any) accrued thereon to but excluding the Change in Control Purchase Date (the “Change in Control Purchase Price”).
          (b) Holders have the right to withdraw any Change in Control Purchase Notice by delivery to the Paying Agent of a written notice of withdrawal in accordance with the provisions of the Indenture.
          (c) If the Paying Agent holds, in accordance with the terms of the Indenture, money sufficient to pay the Change in Control Purchase Price of such Securities on the Change in Control Purchase Date, then, on and after such date and set forth in the Indenture, such Securities shall cease to be Outstanding and interest on such Securities shall cease to accrue, and all other rights of the Holder shall terminate (other than the right to receive the Change in Control Purchase Price upon delivery or transfer of the Securities).

6. EXCHANGE
          The Securities shall be exchangeable into the consideration specified in the Indenture at such times, upon compliance with such conditions and upon the terms set forth in the Indenture.
          The initial Exchange Rate shall be 27.6855 Common Shares per $1,000 principal amount of Securities, subject to adjustment in certain circumstances as specified in the Indenture. Securities tendered for exchange by a Holder after the close of business on any Regular Record Date for an interest payment and on or prior to the corresponding Interest Payment Date must be accompanied by payment of an amount equal to the interest that such Holder is to receive on such Securities on such Interest Payment Date; provided, however, that no such payment of interest shall be required (1) if such Securities have been called for redemption on a Redemption Date that is after such Regular Record Date and on or prior to such Interest Payment Date, (2) if a Change in Control Redemption Date has been scheduled that is after such Regular Record Date and on or prior to such Interest Payment Date, or (3) with respect to overdue interest, if any overdue interest exists at the time of exchange with respect to such Securities.
          The Exchange Rate applicable to each Security in respect of which a notice of exchange is received by the Exchange Agent from and including the Effective Date of a Change in Control resulting from a transaction described in clause (1) or (2) of the definition of Change in Control up to and including the 30th Business Day following the Effective Date of such Change in Control shall be increased as specified in the Indenture.
          To exchange this Security if this Security is in book-entry form, the Holder must exchange by book-entry transfer to the Exchange Agent through the facilities of DTC and the exchange notice must comply with all applicable DTC procedures. To exchange this Security if this Security is held in certificated form, the Holder must (a) complete and manually sign the irrevocable exchange notice set forth below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Exchange Agent at the office maintained by the Exchange Agent for such purpose, (b) surrender such Security to the Exchange Agent, (c) furnish appropriate endorsements and transfer documents if required by the Exchange Agent and (d) pay any transfer or similar tax, if required. The date on which the Holder satisfies all such requirements shall be deemed to be the date on which this Security shall have been tendered for exchange.
          If the Holder has delivered a Change in Control Purchase Notice requiring the Company to repurchase all or a portion of this Security pursuant to paragraph 5 hereof, then this Security (or portion hereof subject to such Change in Control Purchase Notice) may be exchanged only if the Change in Control Purchase Notice is withdrawn in accordance with the terms of the Indenture.
7. RANKING
          The Securities are senior unsecured obligations of the Company and shall rank pari passu in right of payment with all other senior unsecured indebtedness of the Company from time to time outstanding.

8. DEFAULTED INTEREST
          Except as otherwise specified herein or in the Indenture, any defaulted Interest on this Security shall forthwith cease to be payable to the Holder hereof on the relevant Interest Payment Date by virtue of having been paid to such Holder, and such defaulted Interest may be paid by the Company as provided for in Section 5.01 of the Indenture.
9. DENOMINATIONS; TRANSFER; EXCHANGE
          This Security is issuable only in fully registered, book-entry form, in denominations of $1,000 and integral multiples thereof. This Security may be exchanged for a like aggregate principal amount of Securities of other authorized denominations at the office or agency of the Company maintained for such purposes or in the manner and subject to the limitations provided herein and in the Indenture, but without the payment of any charge except for any tax or other governmental charge imposed in connection therewith. Upon due presentment for registration of transfer of this Security at the office or agency of the Company, one or more new Securities of authorized denominations in an equal aggregate principal amount will be issued to the transferee in exchange therefor, and bearing such restrictive legends as may be required by the Indenture, but without payment of any charge except for any tax or other governmental charge imposed in connection therewith. In the event of any redemption in part, the Company shall not be required to: (i) issue or register the transfer or exchange of any Security during a period beginning at the opening of business 15 days before any selection of Securities for redemption and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all Holders of Securities to be so redeemed, or (ii) register the transfer or exchange of any Security so selected for redemption, in whole or in part, except the unredeemed portion of any Security being redeemed in part.
10. PERSONS DEEMED OWNERS
          The Holder of this Security may be treated as the owner of this Security for all purposes, and none of the Company or the Trustee nor any authorized agent of the Company or the Trustee shall be affected by any notice to the contrary, except as required by law.
11. ADDITIONAL RIGHTS OF HOLDERS
          In addition to the rights provided to Holders of Securities under the Indenture, Holders shall have all the rights set forth in the Registration Rights Agreement, dated as of December 11, 2006, among the Company, the Guarantor and the Representative of the Initial Purchasers named therein.
12. MODIFICATION AND AMENDMENT; WAIVER
          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in the aggregate principal amount of all Outstanding Securities affected thereby (voting together as a single class). The Indenture also provides that certain amendments or modifications may not be made without the consent of each Holder to be affected thereby.

Furthermore, provisions in the Indenture permit the Holders of a majority in the aggregate principal amount of the Outstanding Securities of any series, in certain instances, to waive, on behalf of all of the Holders of Securities of such series, certain past defaults under the Indenture and their consequences. Any such waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and other Securities issued upon the registration of transfer hereof or in exchange hereof, or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.
13. DEFAULTS AND REMEDIES
          The Indenture sets forth events that constitute Events of Default under the Indenture. If an Event of Default shall occur and be continuing, there may be declared due and payable the principal amount (together with accrued and unpaid interest) on the Securities in the manner and with the effect provided in the Indenture. If certain bankruptcy or insolvency events occur and continue with respect to the Company or a Significant Subsidiary, the Securities shall automatically become due and payable in accordance with the terms of the Indenture.
14. CONSOLIDATION, MERGER, AND SALE OF ASSETS
          In the event of a consolidation or merger of the Company or a sale, lease or conveyance of all or substantially all of the assets of the Company as described in Article 6 of the Indenture the successor entity to the Company shall succeed to and be substituted for the Company and may exercise the rights and powers of the Company under the Indenture, and thereafter, except in the case of a lease, the Company shall be relieved of all obligations and covenants under the Indenture and the Securities.
15. TRUSTEE AND AGENT DEALINGS WITH THE COMPANY
          The Trustee, Paying Agent, Exchange Agent and Registrar under the Indenture, each in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee, Paying Agent, Exchange Agent or Registrar.
16. CALCULATIONS IN RESPECT OF THE SECURITIES
          Except as otherwise specifically stated herein or in the Indenture, all calculations to be made in respect of the Securities shall be the obligation of the Company. All calculations made by the Company or its agent as contemplated pursuant to the terms hereof and of the Indenture shall be final and binding on the Company and the Holders absent manifest error. The Company shall provide a schedule of calculations to the Trustee, and the Trustee shall be entitled to rely upon the accuracy of the calculations by the Company without independent verification. The Trustee shall forward calculations made by the Company to any Holder of Securities upon request within 20 Business Days of the effective date of any adjustment.

17. GOVERNING LAW
          The Indenture and this Security shall be governed by and construed in accordance with the internal laws of the State of New York.

ASSIGNMENT FORM
          To assign this Security, fill in the form below:
          I or we assign and transfer this Security to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint

agent to transfer this Security on the books of the Company. The agent may substitute another to act for him or her.

Your Signature

Date:

(Sign exactly as your name appears on the other side of this Security)

* Signature guaranteed by:

By:

*	The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

EXCHANGE NOTICE
          To exchange this Security into Common Shares of the Company, check the box:
          To exchange only part of this Security, state the principal amount to be exchanged (must be $1,000 or a integral multiple of $1,000): $ .
          If you want the stock certificate made out in another person’s name, fill in the form below:

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

Your Signature

Date:

(Sign exactly as your name appears on the other side of this Security)
* Signature guaranteed by:
By:

*	The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

SCHEDULE OF EXCHANGES OF SECURITIES
          The following exchanges, purchase, redemptions, purchases or conversions of a part of this Global Security have been made:

Principal Amount of this
Global Security
Following Such Decrease		Amount of Decrease in	Amount of Increase in
Date of Exchange (or	Authorized Signatory of	Principal Amount of this	Principal Amount of this
Increase)	Securities Custodian	Global Security	Global Security

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION
OF TRANSFER OF RESTRICTED SECURITIES
Re: 4.0% Exchangeable Senior Notes due 2011 (the “Securities”) of First Potomac Realty Investment Limited Partnership.
This certificate relates to $       principal amount of Securities owned in (check applicable box)
☐ book-entry or ☐ definitive form by           (the “Transferor”).
          The Transferor has requested a Registrar or the Trustee to exchange or register the transfer of such Securities.
          In connection with such request and in respect of each such Security, the Transferor does hereby certify that the Transferor is familiar with transfer restrictions relating to the Securities as provided in Section 2.12 of the Indenture dated as of December 11, 2006 between First Potomac Realty Investment Limited Partnership, as Company, First Potomac Realty Trust, as guarantor and Wells Fargo Bank, National Association, as trustee (the “Indenture”), and the transfer of such Security is being made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”) (check applicable box), or the transfer or exchange, as the case may be, of such Security does not require registration under the Securities Act because (check applicable box):

___	Such Security is being transferred pursuant to an effective registration statement under the Securities Act.

___	Such Security is being acquired for the Transferor’s own account, without transfer.

___	Such Security is being transferred to the Company or a Subsidiary (as defined in the Indenture) of the Company.

___	Such Security is being transferred to a person the Transferor reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A or any successor provision thereto (“Rule 144A”) under the Securities Act) that is purchasing for its own account or for the account of a “qualified institutional buyer”, in each case to whom notice has been given that the transfer is being made in reliance on such Rule 144A, and in each case in reliance on Rule 144A.

___	Such Security is being transferred pursuant to and in compliance with an exemption from the registration requirements under the Securities Act in accordance with Rule 144 (or any successor thereto) (“Rule 144”) under the Securities Act.

___	Such Security is being transferred to a non-U.S. Person in an offshore transaction in compliance with Rule 904 of Regulation S under the Securities Act (or any successor thereto).

___	Such Security is being transferred pursuant to and in compliance with an exemption from the registration requirements of the Securities Act (other than an exemption referred to above) and as a result of which such Security will, upon such transfer, cease to be a “restricted security” within the meaning of Rule 144 under the Securities Act.

          The Transferor acknowledges and agrees that, if the transferee will hold any such Securities in the form of beneficial interests in a Global Security which is a “restricted security” within the meaning of Rule 144 under the Securities Act, then such transfer can only be made pursuant to (i) Rule 144A under the Securities Act and such transferee must be a “qualified institutional buyer” (as defined in Rule 144A) or (ii) Regulation S under the Securities Act.

Date:

(Insert Name of Transferor)